UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

SWS Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SWS Group, Inc.

1201 Elm St., Suite 3500

Dallas, Texas 75270

October 25, 2006

Dear Shareholder:

After mailing SWS Group’s proxy statement for our upcoming annual meeting of shareholders we discovered an error. Both the total number of shares and the percent of shares beneficially owned by all directors and executive officers as a group set forth on page 5 of the proxy statement are incorrect.

The revised table entitled “Stock Ownership of Principal Owners and Management” is found on the reverse side of this letter and contains the correct information. The correction is highlighted to ensure that you have accurate information for your records. The footnotes to the table appearing in your proxy statement remain correct. These changes do not affect SWS Group’s 2006 reported financial statements or our Form 10-K.

Very truly yours,

/s/ Allen R. Tubb

Allen R. Tubb

Vice President,

General Counsel and Secretary

STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our common stock as of September 22, 2006, by each person who is known to us to own beneficially more than 5% of our common stock, each of our directors and named executive officers, and all directors and executive officers as a group.

	Shares Beneficially Owned [1,2]
Name	Number	Percent
Brodie L. Cobb [3] 3530 Washington Street, San Francisco, CA 94118	774,801	4.33%
Cobb Partners [4] 1201 Elm Street, Suite 3500, Dallas, TX 75270	708,389	3.96%
Don A. Buchholz [5] 1201 Elm Street, Suite 3500, Dallas, TX 75270	666,701	3.73%
Union Hill Holdings, Ltd. [6] 1201 Elm Street, Suite 3500, Dallas, TX 75270	550,000	3.08%
William D. Felder [7]	149,543	*
Donald W. Hultgren [8]	110,035	*
Frederick R. Meyer	91,651	*
Richard H. Litton [9]	84,489	*
Kenneth R. Hanks [10]	77,305	*
Richard J. Driscoll [11]	59,822	*
Jon L. Mosle, Jr. [12]	24,996	*
R. Jan LeCroy [12]	5,515	*
Larry A. Jobe	3,601	*
Mike Moses	1,000	*
All directors and executive officers as a group (18 persons) [13]	2,312,943	12.72%
	~~3,536,717~~	~~19.46 %~~